EXHIBIT A
Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value $0.01 per share, of Suntech Power Holdings Co., Ltd., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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Signature Page
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 9th day of February 2007.

Zhengrong Shi		/s/ Zhengrong Shi

Name: Zhengrong Shi

D&M Technologies Limited	By:	/s/ Zhenrong Shi

Name: Zhengrong Shi
Title: Director

Power Surge Trust	Credit Suisse Trust Limited in its capacity as Trustee of the Trust

	By:	/s/ Michael Low

Name: Michael Low
Title: Authorized Signatory

	By:	/s/ Bee Eng Koh

Name: Bee Eng Koh
Title: Authorized Signatory

Credit Suisse Trust Limited	By:	/s/ Michael Low

Name: Michael Low
Title: Authorized Signatory

	By:	/s/ Bee Eng Koh

Name: Bee Eng Koh
Title: Authorized Signatory